Exhibit 99.1

News Release NYSE: BPL	Buckeye Partners, L.P. One Greenway Plaza Suite 600 Houston, TX 77046

Contact: Kevin J. Goodwin

      Vice President & Treasurer

      Irelations@buckeye.com

      (800) 422-2825

BUCKEYE PARTNERS, L.P. ANNOUNCES $265.0 MILLION PRIVATE PLACEMENT OF CLASS C UNITS

HOUSTON, February 26, 2018 — Buckeye Partners, L.P. (“Buckeye”) (NYSE:BPL) announced today that it has entered into an agreement for the private placement of 6,220,658 Class C Units representing limited partnership interests in Buckeye (the “Class C Units”) for total proceeds of $265.0 million. Buckeye has also granted the purchasers the option to purchase up to an additional $50.0 million of Class C Units on the same terms on or before March 30, 2018.

The Class C Units will be substantially similar in all respects to Buckeye’s existing limited partnership units representing limited partner interests (“LP Units”), except that Buckeye may elect to pay distributions in respect of the Class C Units through the issuance of additional Class C Units rather than cash. The Class C Units will convert into LP Units on a one-for-one basis no later than the second anniversary of the Closing Date (as defined below).

“This transaction demonstrates the strong support of key unitholders in Buckeye,” said Clark C. Smith, Chairman, President and Chief Executive Officer. “This offering positions Buckeye to continue to advance our strategic growth initiatives, while strengthening our balance sheet through reduced leverage and improving distribution coverage. Importantly, we expect this offering to eliminate the need for any additional equity offerings in 2018 and 2019 to fund our growth capital expenditures for those years. This transaction reinforces our commitment to maintain our annual distribution at our current level of $5.05 per unit.”

Buckeye expects the offering to close on March 2, 2018 (the “Closing Date”), subject to the satisfaction of customary closing conditions. Buckeye intends to use the net proceeds from this offering to repay borrowings outstanding on its revolving credit facility, to pre-fund the equity portion of its remaining 2018 and 2019 growth capital expenditure program and for general partnership purposes.

Investors include accounts managed by Kayne Anderson Capital Advisors, L.P. and Tortoise Capital Advisors, L.L.C. Barclays Capital, Inc. is acting as sole placement agent for the Buckeye private placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

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The securities to be sold in the private placement have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from such registration requirements.

Conference Call

Buckeye will host a conference call with members of executive management to discuss the private placement today, February 26, 2018, at 10:00 a.m. Eastern Time. To access the live Webcast of the call, go to https://edge.media-server.com/m6/p/5i4izohk ten minutes prior to its start. Interested parties may participate in the call by dialing 877-870-9226 and entering the conference ID 7486952. A replay will be archived and available at this link until March 23, 2018, and the replay also may be accessed by dialing 800-585-8367 and entering conference ID 7486952.

About Buckeye Partners, L.P.

Buckeye Partners, L.P. (NYSE: BPL) is a publicly traded master limited partnership that owns and operates, or owns a significant interest in, a diversified global network of integrated assets providing midstream logistic solutions, primarily consisting of the transportation, storage, processing and marketing of liquid petroleum products. Buckeye is one of the largest independent liquid petroleum products pipeline operators in the United States in terms of volumes delivered, with approximately 6,000 miles of pipeline. Buckeye also uses its service expertise to operate and/or maintain third-party pipelines and perform certain engineering and construction services for its customers. Buckeye’s global terminal network, including through its interest in VTTI B.V. (“VTTI”), comprises more than 135 liquid petroleum products terminals with aggregate storage capacity of over 176 million barrels across our portfolio of pipelines, inland terminals and marine terminals located primarily in the East Coast, Midwest and Gulf Coast regions of the United States as well as in the Caribbean, Northwest Europe, the Middle East and Southeast Asia. Buckeye’s global network of marine terminals enables it to facilitate global flows of crude oil and refined petroleum products, offering its customers connectivity between supply areas and market centers through some of the world’s most important bulk liquid storage and blending hubs. Buckeye’s flagship marine terminal in The Bahamas, Buckeye Bahamas Hub Limited, is one of the largest marine crude oil and refined petroleum products storage facilities in the world and provides an array of logistics and blending services for the global flow of petroleum products. Buckeye’s Gulf Coast regional hub, Buckeye Texas Partners LLC, offers world-class marine terminalling, storage and processing capabilities. Through its 50% equity interest in VTTI, Buckeye’s global terminal network offers premier storage and marine terminalling services for petroleum product logistics in key international energy hubs. Buckeye is also a wholesale distributor of refined petroleum products in certain areas served by its pipelines and terminals. More information concerning Buckeye can be found at www.buckeye.com.

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This press release includes forward-looking statements that we believe to be reasonable as of today’s date. Such statements are identified by use of the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “should,” and similar expressions. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and that may be beyond our control. Among them are (i) changes in federal, state, local, and foreign laws or regulations to which we are subject, including those governing pipeline tariff rates and those that permit the treatment of us as a partnership for federal income tax purposes, (ii) terrorism and other security risks, including cyber risk, adverse weather conditions, including hurricanes, environmental releases, and natural disasters, (iii) changes in the marketplace for our products or services, such as increased competition, changes in product flows, better energy efficiency, or general reductions in demand, (iv) adverse regional, national, or international economic conditions, adverse capital market conditions, and adverse political developments, (v) shutdowns or interruptions at our pipeline, terminalling, storage, and processing assets or at the source points for the products we transport, store, or sell, (vi) unanticipated capital expenditures in connection with the construction, repair, or replacement of our assets, (vii) volatility in the price of liquid petroleum products, (viii) nonpayment or nonperformance by our customers, (ix) our ability to integrate acquired assets with our existing assets and to realize anticipated cost savings and other efficiencies and benefits, and (x) our ability to successfully complete our organic growth projects and to realize the anticipated financial benefits. You should read our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2017, for a more extensive list of factors that could affect results. We undertake no obligation to revise our forward-looking statements to reflect events or circumstances occurring after today’s date except as required by law.